Exhibit 23.1

BDO SEIDMAN, LLP LETTERHEAD

R-220 (3/05)

Consent of Independent Registered Public Accounting Firm

Tengasco, Inc. and subsidiariesKnoxville,
Tennessee

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 21, 2005, relating to the consolidated financial statements of Tengasco, Inc. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Atlanta, Georgia

June 1, 2005